Filed pursuant to Rule 424(b)(5)

Registration No. 333-161978

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 17, 2009)

CPI Aerostructures, Inc.

500,000 Shares of Common Stock

We are offering 500,000 shares of our common stock, par value $.001 per share, at a negotiated price of $7.80 per share, primarily to institutional investors.

Our common stock is traded on the NYSE Amex under the symbol “CVU.”  On March 30, 2010, the last reported sale price of our common stock was $8.30 per share.  As of March 30, 2010, the aggregate market value of our outstanding voting and nonvoting equity held by non-affiliates was $41,484,545.  As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.  The value of the securities offered hereby is $3,900,000.

We have retained Roth Capital Partners, LLC to act as the placement agent for the offering.  The placement agent is not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use its best efforts to arrange for the sale of all of the shares. We have agreed to pay the placement agent a fee of 7% of the aggregate public offering price of the shares sold in this offering.  Because there is no minimum offering amount required as a condition to closing this offering, the aggregate public offering price, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth below, which assume the sale of all of the shares offered hereby.

	Per Share	Maximum Amount
Public offering price	$7.800	$3,900,000
Placement agent’s fees (1)	$0.546	$273,000
Proceeds to us, before offering expenses	$7.254	$3,627,000

(1)	We have also agreed to reimburse Roth Capital Partners, LLC for certain out of pocket expenses incurred by it up to an aggregate of $35,000 with respect to this offering.

We expect the total offering expenses, excluding placement agent fees, to be approximately $100,000 for all sales pursuant to this prospectus supplement.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” appearing on page S-3 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

The delivery of the shares of common stock to the purchasers is expected to occur on or about April 6, 2010.

The date of this prospectus supplement is March 30, 2010

Roth Capital Partners

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS SUMMARY	S-1
RISK FACTORS	S-3
NOTE ON FORWARD-LOOKING STATEMENTS	S-4
USE OF PROCEEDS	S-4
CAPITALIZATION	S-4
DESCRIPTION OF COMMON STOCK	S-5
PLAN OF DISTRIBUTION	S-5
LEGAL MATTERS	S-7
EXPERTS	S-7
WHERE YOU CAN FIND MORE INFORMATION	S-7

ACCOMPANYING PROSPECTUS

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	2
NOTE ON FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
DESCRIPTION OF CAPITAL STOCK	3
DESCRIPTION OF WARRANTS	5
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF UNITS	13
LEGAL OWNERSHIP OF SECURITIES	13
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	19

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-161978) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.  Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $10,000,000.  The accompanying prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering.  Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering.  A prospectus supplement may also add, update or change information contained in the accompanying prospectus.

This prospectus supplement provides specific details regarding this offering of shares of common stock, including the purchase price per share.  To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.  This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing.  You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of the respective documents.  You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of those documents.  Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus supplement to “CPI Aero®,” “we,” “us” and “our” refer to CPI Aerostructures, Inc., a New York corporation.

Company Summary

We are engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the U.S. armed forces, either as a prime contractor or as a subcontractor to other defense prime contractors.  We also act as a subcontractor to prime aircraft manufacturers in the production of commercial aircraft parts.  Our strategy for growth has focused on government and military sales as a prime contractor and increasingly as a subcontractor for other defense prime contractors.  Due to our success as a subcontractor to defense prime contractors we have pursued opportunities to increase our commercial subcontracting business.

As a prime contractor supplying structural aircraft parts to the U.S. Government, we deliver skin panels, leading edges, flight control surfaces, engine components, wing tips, cowl doors, nacelle assemblies and inlet assemblies for military aircraft such as the C-5A “Galaxy” cargo jet, the T-38 “Talon” jet trainer, the C-130 “Hercules” cargo jet, the A-10 “Thunderbolt” attack jet, and the E-3 “Sentry” AWACS jet.  In 2009, we were awarded approximately $10.6 million of prime contracts from the U.S. Government, compared to $9.2 million in 2008 and $22.7 million in 2007. Twenty-eight percent, 49% and 63% of our revenue in 2009, 2008 and 2007 respectively, was generated by prime government contract sales.

As a subcontractor to leading defense prime contractors such as Northrop Grumman Corporation (“NGC”), The Boeing Company, Lockheed Martin Corporation (“Lockheed”), Sikorsky Aircraft Corporation (“Sikorsky”) and Vought Aircraft Industries, Inc., we deliver various pods, and modular and structural assemblies for military aircraft such as the UH-60 “Black Hawk” helicopter, the A-10 attack jet, the MH-60S mine counter measure helicopter and the C-5A cargo jet.  In 2009, we were awarded approximately $6.9 million of government subcontracts from prime contractors, compared to $36.2 million in 2008 and $9.0 million in 2007. Forty-three percent and 30% of our revenue in 2009 and 2008, respectively, was generated by subcontracts with defense prime contractors.

We also operate as a subcontractor to prime contractors, including Sikorsky and Spirit AeroSystems, Inc., in the production of commercial aircraft parts.  For Sikorsky, we deliver various kits and assemblies for the S-92 civilian helicopter. In 2009, we were awarded approximately $5.9 million of commercial subcontracts from prime contractors.  Twenty-nine percent, 21% and 7% of our revenue in 2009, 2008 and 2007 respectively, was generated by commercial contract sales.

We have over 29 years of experience as a contractor, completing over 2,500 contracts to date.  Most members of our management team have held management positions at large aerospace contractors, including NGC, Lockheed and The Fairchild Corporation.  Our technical team possesses extensive technical expertise and program management and integration capabilities. Our competitive advantage lies in our ability to offer large contractor capabilities with the flexibility and responsiveness of a small company, while staying competitive in cost and delivering superior quality products.  While the larger prime contractors compete for significant modification awards and subcontract components to other suppliers, they generally do not compete for awards for smaller modifications or spare and repair parts, even for planes for which they are the original manufacturer.  We qualify as a “small business” in connection with U.S. government contract awards because we have less than 1,000 employees, and this allows us to compete for military awards set aside for companies with this small business status.

We were incorporated under the laws of the State of New York in January 1980 under the name Composite Products International, Inc.  We changed our name to Consortium of Precision Industries, Inc. in April 1989 and to CPI Aerostructures, Inc. in July 1992.  In January 2005, we began doing business under the name CPI Aero®, a registered trademark of the Company.  Our principal office is located at 60 Heartland Blvd., Edgewood, New York 11717 and our telephone number is (631) 586-5200.

The Offering

Common stock offered	500,000 shares

Common stock to be outstanding after this offering(1)	6,548,756 shares

Use of proceeds
We intend to use the net proceeds from this offering to fund working capital and for other general corporate purposes and also may pay down our revolving credit facility with Sovereign Bank.  See the section entitled “Use of Proceeds” on page S-4.

NYSE Amex symbol	CVU

Risk Factors	See the section entitled “Risk Factors” beginning on page S-3 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

(1)
Based on 6,048,756 shares of common stock outstanding as of March 30, 2010.  Excludes 1,052,333 shares of common stock subject to outstanding options as more fully described in the section entitled “Description of Common Stock.”

RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein as set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2009.  If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the net proceeds to us may be substantially less than the amount set forth in the section entitled “Use of Proceeds.”  Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering.

Our management will have broad discretion over the use of the net proceeds from this offering. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

Our outstanding stock options may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of March 30, 2010, we had 1,052,333 shares of common stock subject to outstanding options, as more fully described in the section entitled “Description of Common Stock.”  To the extent these options vest and are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein are forward-looking statements that relate to possible future events, our future performance and our future operations.  In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These statements are only our predictions.  We cannot guarantee future results, levels of activities, performance or achievements.  Our actual results could differ materially from these forward-looking statements for many reasons, including the risks described from time to time in our SEC filings and those risks identified under the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.  We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, assuming the sale of all 500,000 shares of our common stock offered hereby, will be approximately $3.5 million, after deducting placement agent fees and an aggregate of $100,000 in estimated offering expenses payable by us for this offering.  Because there is no minimum offering amount required as a condition to closing this offering, the actual aggregate net proceeds to us, if any, are not presently determinable and may be substantially less than the amount set forth above.

We intend to use the net proceeds from the sale of common stock in this offering to fund working capital and for other general corporate purposes and also may pay down our revolving credit facility with Sovereign Bank.  The facility matures on August 31, 2011 and bears interest at (i) the greater of 4.0% or 3.5% in excess of the LIBOR rate or (ii) the greater of 4.0% or 0.75% in excess of Sovereign Bank’s prime rate, as selected by us in accordance with the terms of the facility.

Pending use of the net proceeds of this offering, we intend to invest the net proceeds in accordance with our investment policy guidelines, which currently provide for investment of funds in cash equivalents, money market funds and U.S. government obligations.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2009 on an actual basis and on an as adjusted basis giving effect to the sale by us of all 500,000 shares of common stock offered hereby at an offering price of $7.80 per share and after deducting the placement agent fees and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying prospectus from our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2009.

	As of December 31, 2009
	Actual	As Adjusted
	(Audited)	(Unaudited)
Stockholders equity:
Common stock, $0.001 par value: authorized 50,000,000 shares, issued 6,122,524 shares, outstanding 6,033,690 shares and outstanding 6,533,690 shares as adjusted	$6,123	$6,623
Additional paid-in capital	27,369,043	30,895,543
Retained earnings	11,888,028	11,888,028
Accumulated other comprehensive loss	(52,874)	(52,874)
Treasury stock, 88,834 of common stock (at cost)	(692,806)	(692,806)
Total stockholders’ equity	$38,517,514	42,044,514

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, assuming the sale of all 500,000 shares of our common stock offered hereby, 6,548,756 shares of common stock will be outstanding.  An additional 1,052,333 shares of common stock are subject to outstanding options as of March 30, 2010, as follows:

•
Options to purchase 1,052,333 shares of common stock issued to employees, non-employee directors and consultants at exercise prices ranging from $1.20 to $11.31 per share with a weighted average exercise price of $6.47 per share and a weighted average remaining contractual life of 2.63 years.  Includes 53,333 options which are not vested as of March 30, 2010.

For a description of our common stock, please see “Description of Capital Stock” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We are offering up to 500,000 shares our common stock, at the public offering price set forth on the cover page, primarily to institutional investors.  Subject to the terms and conditions contained in the placement agency agreement, dated March 30, 2010, Roth Capital Partners, LLC has agreed to act as the placement agent for this offering.

The placement agent is not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use its best efforts to arrange for the sale of all of the shares.  Because there is no minimum offering amount required as a condition to closing this offering, the actual number of shares sold in this offering is not presently determinable and may be substantially less than the amount set forth above.  We will enter into subscription agreements directly with investors in connection with this offering.

Closing

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.  The placement agency agreement also contains customary representations and warranties (which are incorporated into the subscription agreement investors are required to sign to subscribe for shares sold in this offering) that must be true and correct in all material respects as of the closing.

Confirmations and prospectuses will be distributed to all investors who agree to purchase the shares, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of shares will take place on or about April 6, 2010. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the scheduled closing date, the following will occur:

•	The placement agent will receive funds from investors in the amount of the aggregate purchase price;

•	The placement agent will receive the shares sold in the offering from us via the Deposit/Withdrawal at Custodian system of The Depository Trust Company; and

•
The placement agent will cause the shares sold in the offering to be delivered to the investors and will cause the aggregate purchase price, minus applicable fees and disbursements, to be delivered to us.

Placement Agent’s Fees

We will pay the placement agent a fee of 7% of the aggregate public offering price of the shares sold in this offering.  The following table shows the placement agency fees we will pay to the placement agent, assuming the purchase of all 500,000 shares offered hereby, on a per share and aggregate basis:

	Per Share	Maximum Amount
Placement agent’s fees	$0.546	$273,000

Because there is no minimum offering amount required, the actual total placement agent’s fees are not presently determinable and may be substantially less than the maximum amount set forth above.  We will also reimburse the placement agent for legal and other expenses incurred by it in connection with this offering, subject to a cap of $35,000. In compliance with FINRA guidelines, the aggregate maximum fees or other items of value to be paid to the placement agent and other securities brokers and dealers upon completion of this offering will not exceed 8.0% of the gross proceeds of this offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee, are approximately $100,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock. After deducting the payments to the placement agent described above and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.5 million.

Other Terms

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

We have agreed to certain lock-up provisions with regard to future sales of our common stock and other equity and equity-linked securities for a period of ninety (90) days after the date of the placement agency agreement as set forth in the placement agency agreement.  Our officers and directors have agreed to certain lock-up provisions with regard to the transfer of our common stock and securities convertible into or exercisable or exchangeable for our common stock, and with regard to the entry into arrangements that transfer any economic consequences of ownership of our common stock, for a period of ninety (90) days after the date of this prospectus as set forth in lock-up agreements betweeen the placement agent and each them.  The lock-up provisions are subject to certain limited exceptions and the ninety-day periods may be extended under certain circumstances.

From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

The placement agency agreement and a form of the subscription agreement will be included as exhibits to our Current Report on Form 8-K that we will file with the SEC in connection with this offering.

The transfer agent for our common stock to be issued in this offering is American Stock Transfer & Trust Company located at 59 Maiden Lane, Plaza Level, New York, New York 10038.

Our common stock is traded on the NYSE Amex under the symbol “CVU.”

LEGAL MATTERS

The validity of the securities offered will be passed on for us by Graubard Miller, New York, New York.  Certain legal matters will be passed upon for the placement agent by Richardson & Patel, LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of J.H. Cohn, LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that we are offering under this prospectus supplement.  It is important for you to read and consider all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.  This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), until all of the securities are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on March 23, 2010);

•	Our Current Reports on Form 8-K dated January 1, 2010 (filed on January 4, 2010) and March 15, 2010 (filed on March 15, 2010);

•	Our Proxy Statement, dated April 30, 2009, as revised on May 8, 2009, used in connection with the annual meeting of shareholders on June 11, 2009; and

•	Our Registration Statement on Form 8-A, dated September 1, 2000 (filed on September 1, 2000), registering our common stock, under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in this prospectus supplement.  Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to CPI Aerostructures, Inc., 60 Heartland Boulevard, Edgewood, New York 11717, telephone (631) 586-5200.

Prospectus

CPI AEROSTRUCTURES, INC.

$10,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

By this prospectus, we may offer and sell from time to time, in one or more offerings, shares of our common stock and preferred stock, warrants, debt securities and units comprised of any of the foregoing, at an aggregate initial offering price not to exceed $10,000,000.  The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series.  The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus.  The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.  We will provide the specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplements carefully before you invest.

We expect to use the net proceeds from the sale of the securities offered hereby to fund working capital, capital expenditures and other general corporate purposes.

Our common stock is listed for trading on the NYSE Amex under the symbol “CVU.”  On September 15, 2009, the last reported sale price of our common stock was $7.22.  As of August 17, 2009, the aggregate market value of our outstanding voting and nonvoting equity held by non-affiliates was $36,965,072.  As of the date hereof, none of our securities had been offered pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” appearing on page 2 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is September 17, 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	2
NOTE ON FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
DESCRIPTION OF CAPITAL STOCK	3
DESCRIPTION OF WARRANTS	5
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF UNITS	13
LEGAL OWNERSHIP OF SECURITIES	13
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	19

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $10,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.  You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents.  Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “CPI Aero®,” “we,” “us” and “our” refer to CPI Aerostructures, Inc., a New York corporation.

THE COMPANY

General

We are engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the U.S. armed forces, either as a prime contractor or as a subcontractor for other defense prime contractors.  We also act as a subcontractor to prime aircraft contractors in the production of commercial aircraft parts.  Our strategy for growth has focused on government and military sales as a prime contractor and increasingly as a subcontractor for other defense prime contractors.  Due to our success as a subcontractor to defense prime contractors and growth in the commercial sector, we are also pursuing opportunities to increase our commercial subcontracting business, which we expect will become a larger component of our business in the future.

We were incorporated under the laws of the State of New York in January 1980 under the name Composite Products International, Inc.  We changed our name to Consortium of Precision Industries, Inc. in April 1989 and to CPI Aerostructures, Inc. in July 1992.  In January 2005, we began doing business under the name CPI Aero®, a registered trademark of the Company.  Our principal office is located at 60 Heartland Blvd., Edgewood, New York 11717 and our telephone number is (631) 586-5200.  We maintain a website located at www.cpiaero.com.  We do not intend for information contained in our website to be a part of this prospectus.

Our Business

As a prime contractor supplying structural aircraft parts to the U.S. Government, we deliver skin panels, leading edges, flight control surfaces, engine components, wing tips, cowl doors, nacelle assemblies and inlet assemblies for military aircraft such as the C-5A “Galaxy” cargo jet, the T-38 “Talon” jet trainer, the C-130 “Hercules” cargo jet, the A-10 “Thunderbolt” or “Warthog” attack jet, and the E-3 “Sentry” AWACS jet.

As a subcontractor to leading defense prime contractors such as Northrop Grumman Corporation, Lockheed Martin Corporation (“Lockheed”), Sikorsky Aircraft Corporation (“Sikorsky”) and Vought Aircraft Industries, Inc. (“Vought”), we deliver various pods, and modular and structural assemblies for military aircraft such as the UH-60 “Black Hawk” helicopter, the MH-60S mine counter measure helicopter and the C-5A cargo jet.

We also operate as a subcontractor to prime contractors, including Sikorsky and Spirit AeroSystems, Inc. (“Spirit”), in the production of commercial aircraft parts.  For Sikorsky, we deliver various kits and assemblies for the S-92 civilian helicopter.

CPI Aero has over 28 years of experience as a contractor, completing over 2,500 contracts to date.  Most members of our management team have held management positions at large aerospace contractors, including Northrop Grumman Corporation, Lockheed Martin Corporation and The Fairchild Corporation.  Our technical team possesses extensive technical expertise and program management and integration capabilities. Our competitive advantage lies in our ability to offer large contractor capabilities with the flexibility and responsiveness of a small company, while staying competitive in cost and delivering superior quality products.  While the larger prime contractors compete for significant modification awards and subcontract components to other suppliers, they generally do not compete for awards for smaller modifications or spare and repair parts, even for planes for which they are the original manufacturer.  We qualify as a “small business” in connection with U.S. government contract awards because we have less than 1,000 employees, and this allows us to compete for military awards set aside for companies with this small business status.

RISK FACTORS

Any investment in our securities involves a high degree of risk.  Potential investors are urged to read and consider the risk factors relating to an investment in our company set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2008.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations.  In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These statements are only our predictions.  We cannot guarantee future results, levels of activities, performance or achievements.  Our actual results could differ materially from these forward-looking statements for many reasons, including the risks described from time to time in our SEC filings and those risks identified under sections entitled “Risk Factors” in any prospectus supplement.  We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used to fund working capital, capital expenditures, acquisitions and other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

	For the Six Months Ended	For the Year Ended December 31,
	June 30, 2009	2008	2007	2006	2005	2004
Total earnings	2,321,177	3,885,460	3,039,337	(1,901,680)	2,675,747	6,878,140
Fixed charges	104,767	31,847	22,441	20,326	18,314	8,109

Ratio of earnings to fixed charges	22.16	122.00	135.44	(A)	146.10	848.21
Deficiency of earnings to fixed charges	–	–	–	(1,922,006)	–	–

(A)           Due to losses from continuing operations, the ratio coverage was less than 1:1.

The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expensed and capitalized.

We had no shares of preferred stock outstanding for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms our common stock and preferred stock is subject to and qualified in its entirety by reference to our amended articles of incorporation, bylaws and the New York Business Corporation Law.  We urge you to read our amended articles of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the New York Business Corporation Law.  For information on how to obtain copies of our amended articles of incorporation and bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value per share. As of August 19, 2009 there were 5,995,465 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stockholders have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefore. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Our common stock is subject to the express terms of our preferred stock and any series thereof.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value per share. As of August 19, 2009, there were no preferred shares issued or outstanding. If issued, the shares of preferred stock will have such rights and preferences as our board of directors will determine, from time to time. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding common stock. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock or holders of other series of preferred stock.  The shares of preferred stock will be issued in series under certificates of designations to be adopted by our board of directors.  The following outlines some of the general terms and provisions of the series of preferred stock that we may issue from time to time. Additional or different terms of the series of preferred stock and the applicable certificate of designations will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock.  The following summaries of material provisions of the preferred stock are subject to, and qualified in their entirety by reference to, all of the provisions of the certificate of designations applicable to a particular series of preferred stock.  We urge you to read the applicable prospectus supplements, as well as the complete certificate of designations that contains the terms of the series of preferred stock.

General

The prospectus supplement relating to a particular series of preferred stock will describe the terms of that series of preferred stock and the price or prices at which we will offer the shares of that series of preferred stock.  The description may include:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock; and

•	any additional rights, preferences and limitations of the preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Director Nominations; Special Meetings

Nominations for our board of directors may be made by our board or, in certain situations, by any holder of common stock.  A shareholder entitled to vote for the election of directors may nominate a person for election as director only if the shareholder provides written notice of his nomination to our secretary not later than 120 days in advance of the same day and month that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates.  A special meeting of our shareholders may be called only by our board of directors or our chairman of the board, if one has been elected, or our president.  These provisions and the board of directors’ right to issue shares of our preferred stock from time to time, in one or more classes or series without stockholder approval, are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by our board of directors. These provisions are also intended to discourage some tactics that may be used in proxy fights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038 and can be reached at (800) 937-5449.  The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common or preferred stock or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants.  The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants.  We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants.  The description may include:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and/or terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the amount and price of securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

•	if applicable, information relating to book-entry procedures;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the amount of the underlying securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.  Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture.  We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture.  The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.  We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends and make distributions in respect of our capital stock;

o	redeem capital stock;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders and affiliates; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.  If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies or other property for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement).  Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under units agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

General

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units.  The description may include:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of these methods.

We may distribute securities from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

Registration of the shelf securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.  For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement.  A prospectus supplement will set forth the terms of the offering of the shelf securities, including:

•	the name or names of any underwriters and the respective amounts of any securities underwritten or purchased by each of them;

•	the name or names of any person or persons to whom we sell or issue any securities;

•	the initial public offering price and the proceeds we will receive;

•	any discounts, commissions or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the shelf securities offered.

If underwriters are used in the sale of any shelf securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.  Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

The shelf securities may be sold or issued directly by us or through agents designated by us from time to time.  Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

We may offer our common stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be described in the prospectus supplement relating thereto.

We may issue shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.  Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher then the price that might otherwise prevail in the open market.  If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NYSE Amex, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

We will bear all costs, expenses and fees associated with the registration of the shares of common stock.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of J.H. Cohn LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Our SEC filings are available to the public over the Internet at the SEC’s web site at  http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities are sold.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed on March 26, 2009);

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009 (filed on May 14, 2009) and June 30, 2009 (filed on August 14, 2009);

•	Current Reports on Form 8-K dated May 12, 2009 (filed on May 12, 2009), July 7, 2009 (filed on July 13, 2009) and August 11, 2009 (filed on August 11, 2009);

•	Proxy Statement dated April 30, 2009, as revised on May 8, 2009, used in connection with the annual meeting of shareholders on June 11, 2009; and

•	Registration Statement on Form 8-A, dated September 1, 2000 (filed on September 1, 2000), registering our common stock, under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus.  Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to CPI Aerostructures, Inc., Attention: Investor Relations, 60 Heartland Blvd., Edgewood, New York 11717.

500,000 Shares

CPI Aerostructures, Inc.

Common Stock

Prospectus Supplement

Roth Capital Partners

March 30, 2010